As filed with the Securities and Exchange Commission on May 25, 2021

Registration No. 333-164881

Registration No. 333-159291

Registration No. 333-147406

Registration No. 333-137301

Registration No. 333-129282

Registration No. 333-121000

Registration No. 333-116726

Registration No. 333-103395

Registration No. 333-85230

Registration No. 333-85238

Registration No. 333-72322

Registration No. 333-63000

Registration No. 333-54870

Registration No. 333-45182

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware	33-0362767
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618
(Address, including zip code, of Principal Executive Offices)

___________________

Lantronix, Inc. 2000 Stock Plan

Lantronix, Inc. 2000 Employee Stock Purchase Plan

Premise Systems, Inc. 2001 Stock Plan

Synergetic Micro Systems, Incorporated Stock Option Plan

Lightwave Communications, Inc. 2001 Stock Plan

United States Software Corporation 2000 Stock Plan

Lantronix, Inc. 1993 Incentive Stock Option Plan

Lantronix, Inc. 1994 Nonstatutory Stock Option Plan

(Full Title of the Plan)

___________________

Jeremy Whitaker
Chief Financial Officer
Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618
(949) 453-3990

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

David Goren
Vice President, Human Resources, Legal & Business Affairs

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Lantronix, Inc., a Delaware corporation (the “Company”), previously filed the following Registration Statements on Form S-8 (each, a “Registration Statement”) with the Securities Exchange Commission (the “SEC”) to register the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in each case as set forth below for that Registration Statement, such shares to be issued or obligations to be satisfied, as applicable, pursuant to the Company incentive plan or plans (each, a “Plan”) identified below for that Registration Statement:

•	Form S-8 (SEC File No. 333-164881), filed with the SEC on February 12, 2010, with respect to 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan.

•	Form S-8 (SEC File No. 333-159291), filed with the SEC on May 15, 2009, with respect to 666,666 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan.

•	Form S-8 (SEC File No. 333-147406), filed with the SEC on November 15, 2007, with respect to (i) 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 25,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-137301), filed with the SEC on September 14, 2006, with respect to (i) 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 25,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-129282), filed with the SEC on October 28, 2005, with respect to (i) 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 50,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-121000), filed with the SEC on December 6, 2004, with respect to 125,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-116726), filed with the SEC on June 22, 2004, with respect to (i) 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 25,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-103395), filed with the SEC on February 24, 2003, with respect to (i) 333,333 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 25,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-85230), filed with the SEC on March 29, 2002, with respect to (i) 500,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (ii) 25,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

•	Form S-8 (SEC File No. 333-85238), filed with the SEC on March 29, 2002, with respect to 145,833 shares of Common Stock thereby registered for offer or sale pursuant to the Premise Systems, Inc. 2001 Stock Plan.

•	Form S-8 (SEC File No. 333-72322), filed with the SEC on October 26, 2001, with respect to 102,617 shares of Common Stock thereby registered for offer or sale pursuant to the Synergetic Micro Systems, Incorporated Stock Option Plan.

•	Form S-8 (SEC File No. 333-63000), filed with the SEC on June 14, 2001, with respect to 145,085 shares of Common Stock thereby registered for offer or sale pursuant to the Lightwave Communications, Inc. 2001 Stock Plan.

•	Form S-8 (SEC File No. 333-54870), filed with the SEC on February 2, 2001, with respect to 33,894 shares of Common Stock thereby registered for offer or sale pursuant to the United States Software Corporation 2000 Stock Plan.

•	Form S-8 (SEC File No. 333-45182), filed with the SEC on September 5, 2000, with respect to (i) 567,997 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 1993 Incentive Stock Option Plan, (ii) 1,583,123 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 1994 Nonstatutory Stock Option Plan, (iii) 166,666 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Stock Plan, and (iv) 125,000 shares of Common Stock thereby registered for offer or sale pursuant to the Lantronix, Inc. 2000 Employee Stock Purchase Plan.

Note: Share numbers for all Registration Statements filed prior to December 21, 2009 have been adjusted to reflect the Company’s one-for-six reverse stock split on December 21, 2009.

The Registrant is filing this Post-Effective Amendment to each of the Registration Statements identified above to withdraw and remove any unissued and unsold securities issuable by the Registrant pursuant to that Registration Statement. In each case, this filing serves as Post-Effective Amendment No. 1 to the applicable Registration Statement. The Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly the Registrant hereby terminates the effectiveness of each of the Registration Statements, and in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all such securities of the Registrant registered under each of the Registration Statements that remain unsold as of the date this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 24, 2021. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

LANTRONIX, INC. By: /s/ Jeremy Whitaker Jeremy Whitaker Chief Financial Officer